UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2005 (June 29, 2005)

AMERICAN TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On June 29, 2005, BDO Seidman, LLP, the independent registered public accounting firm previously engaged as the principal accountant to audit our financial statements, whom we will hereinafter refer to as BDO, informed us of its resignation as our independent registered public accounting firm.

BDO’s reports on our financial statements for each of the fiscal years ended September 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audit for each of the fiscal years ended September 30, 2004 and 2003, and through the interim period from October 1, 2004 through June 29, 2005, there has been no disagreement between us and BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its reports on our financial statements.

We have provided BDO with a copy of the statements contained in this report and have requested that BDO furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the statements herein, and if not, in what respects BDO does not agree. A copy of the letter BDO furnished in response to that request, dated June 30, 2005, is filed as Exhibit 16.1 to this report on Form 8-K.

(b)  On July 6, 2005, our audit committee engaged Swenson Advisors, LLP as our principal independent registered public accounting firm, which firm will audit our financial statements for the fiscal year ending September 30, 2005. We did not, nor did anyone on our behalf, consult Swenson Advisors during our two most recent fiscal years or during the subsequent interim period prior to our engagement of Swenson Advisors regarding the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on our financial statements, or regarding any matter that was the subject of a disagreement described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1   Response Letter from BDO Seidman, LLP, dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: July 6, 2005	By:	/s/ MICHAEL A. RUSSELL

Michael A. Russell Chief Financial Officer